                                                           Exhibit No. EX-99.g.1

                                    FORM OF
                                CUSTODY AGREEMENT

     THIS AGREEMENT is made and entered into as of the __ day of August 2008, by and between GENWORTH VARIABLE  INSURANCE TRUST, a Delaware  statutory trust (the
"Trust"),  and U.S. BANK NATIONAL  ASSOCIATION,  a national banking  association organized  and existing  under the laws of the United States of America with its principal place of business at Cincinnati, Ohio (the "Custodian").

     WHEREAS,  the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management  investment company,  and is authorized to issue shares of beneficial  interest in separate  series,  with each such series  representing  interests in a separate  portfolio of securities and other assets;

     WHEREAS,  the Custodian is a bank having the  qualifications  prescribed in
Section 26(a)(1) of the 1940 Act;

     WHEREAS,  the Trust  desires to retain the Custodian to act as custodian of the cash and  securities  of each series of the Trust listed on Exhibit C hereto
(as amended from time to time) (each a "Fund" and  collectively,  the  "Funds");
and

     WHEREAS,  the Board of Trustees of the Trust has delegated to the Custodian the  responsibilities  set  forth in Rule  17f-5(c)  under  the 1940 Act and the
Custodian is willing to undertake the  responsibilities and serve as the foreign custody manager for the Trust.

     NOW,  THEREFORE,  in  consideration  of the promises  and mutual  covenants herein  contained,  and other good and  valuable  consideration,  the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

Whenever used in this Agreement,  the following words and phrases shall have the meanings set forth below unless the context otherwise requires:

1.01  "Authorized  Person" means any Officer or other person duly  authorized by resolution  of the Board of  Trustees  to give  Oral  Instructions  and  Written
Instructions  on  behalf  of the Fund and  named in  Exhibit A hereto or in such resolutions  of the  Board  of  Trustees,  certified  by an  Officer,  as may be received by the Custodian from time to time.

1.02 "Board of Trustees" shall mean the trustees from time to time serving under the Trust's declaration of trust, as amended from time to time.

1.03 "Book-Entry  System" shall mean a federal  book-entry system as provided in
Subpart O of Treasury  Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part
350, or in such book-entry  regulations of federal agencies as are substantially in the form of such Subpart O.

1.04 "Business Day" shall mean any day recognized as a settlement day by The New
York Stock  Exchange,  Inc.,  and any other day for which the Trust computes the net asset value of Shares of the Fund.

1.05 "Eligible Foreign Custodian" has the meaning set forth in Rule 17f-5(a)(1), including a majority-owned or indirect  subsidiary of a U.S. Bank (as defined in
Rule 17f-5),  a bank holding  company  meeting the  requirements  of an Eligible
Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate  action of the SEC),  or a foreign  branch of a Bank (as defined in Section  2(a)(5) of the
1940 Act) meeting the  requirements  of a custodian  under  Section 17(f) of the
1940 Act; the term does not include any Eligible Securities Depository.

1.06  "Eligible  Securities  Depository"  shall  mean a system  for the  central handling of securities as that term is defined in Rule 17f-4 and 17f-7 under the
1940 Act.

1.07  "Foreign  Securities"  means  any of the  Trust's  investments  (including foreign  currencies)  for which the primary  market is outside the United States and such cash and cash  equivalents  as are  reasonably  necessary to effect the
Trust's transactions in such investments.

1.08 "Fund  Custody  Account"  shall mean any of the accounts in the name of the
Trust, which is provided for in Section 3.2 below.

1.09 "IRS" shall mean the Internal Revenue Service.

1.10 "FINRA" shall mean The Financial Industry Regulatory Authority.

1.11  "Officer"  shall mean the Chairman,  President,  any Vice  President,  any
Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer,
or any Assistant Treasurer of the Trust.

1.12 "Oral  Instructions"  shall mean  instructions  orally  transmitted  to and accepted by the Custodian because such instructions are: (i) reasonably believed by the Custodian to have been given by any two Authorized Persons, (ii) recorded and kept  among the  records of the  Custodian  made in the  ordinary  course of business, and (iii) orally confirmed by the Custodian. The Trust shall cause all
Oral  Instructions to be confirmed by Written  Instructions  prior to the end of the next Business Day. If such Written Instructions confirming Oral Instructions are not received by the  Custodian  prior to a  transaction,  it shall in no way affect the  validity  of the  transaction  or the  authorization  thereof by the
Trust. If Oral Instructions  vary from the Written  Instructions that purport to confirm  them,  the  Custodian  shall notify the Trust of such variance but such
Oral Instructions will govern unless the Custodian has not yet acted.

1.13 "Proper Instructions" shall mean Oral Instructions or Written Instructions.

1.14 "SEC" shall mean the Securities and Exchange Commission.

1.15  "Securities"  shall  include,  without  limitation,  common and  preferred stocks, bonds, call options, put options,  debentures,  notes, bank certificates
of  deposit,   bankers'   acceptances,   mortgage-backed   securities  or  other
obligations,  and any certificates,  receipts,  warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian or its agents have the facilities to clear and service.

1.16  "Securities  Depository"  shall mean The Depository  Trust Company and any other  clearing  agency  registered  with  the  SEC  under  Section  17A  of the
Securities  Exchange Act of 1934,  as amended (the "1934 Act"),  which acts as a system for the  central  handling  of  Securities  where all  Securities  of any particular  class or series of an issuer deposited within the system are treated as fungible  and may be  transferred  or pledged by  bookkeeping  entry  without physical delivery of the Securities.

1.17  "Shares"  shall  mean,  with  respect to a Fund,  the units of  beneficial interest issued by the Trust on account of the Fund.

1.18 "Sub-Custodian"  shall mean and include (i) any branch of a "U.S. bank," as that term is defined in Rule 17f-5  under the 1940 Act,  and (ii) any  "Eligible
Foreign  Custodian" having a contract with the Custodian which the Custodian has determined  will  provide  reasonable  care of assets  of the Fund  based on the standards  specified in Section 3.3 below. Such contract shall be in writing and shall include  provisions  that provide:  (i) for  indemnification  or insurance arrangements  (or any  combination of the foregoing)  such that the Fund will be adequately  protected against the risk of loss of assets held in accordance with such  contract;  (ii) that the  Foreign  Securities  will not be  subject to any right,  charge,  security  interest,  lien or  claim of any kind in favor of the
Sub-Custodian  or its creditors except a claim of payment for their safe custody or  administration,  in the case of cash  deposits,  liens or rights in favor of creditors of the Sub-Custodian arising under bankruptcy,  insolvency, or similar laws; (iii) that beneficial  ownership for the Foreign Securities will be freely transferable  without the payment of money or value other than for safe  custody or administration; (iv) that adequate records will be maintained identifying the assets  as  belonging  to the Fund or as  being  held by a third  party  for the benefit of the Fund; (v) that the Fund's  independent public accountants will be given access to those records or  confirmation of the contents of those records;
and (vi)  that the Fund  will  receive  periodic  reports  with  respect  to the safekeeping of the Fund's assets, including, but not limited to, notification of any  transfer to or from a Fund's  account or a third party  account  containing assets held for the benefit of the Fund.  Such contract may contain,  in lieu of any or all of the provisions  specified in (i)-(vi) above, such other provisions that the Custodian  determines will provide,  in their  entirety,  the same or a greater  level  of  care  and  protection  for  Fund  assets  as  the  specified provisions.

1.19  "Written  Instructions"  shall mean (i)  written  communications  actually received  by the  Custodian  and  signed  by any two  Authorized  Persons,  (ii)
communications  by telex  or any  other  such  system  from one or more  persons reasonably  believed  by  the  Custodian  to be  Authorized  Persons,  or  (iii)
communications  between  electro-mechanical  or electronic devices provided that the use of such devices and the  procedures  for the use thereof shall have been approved by resolutions of the Board of Trustees, a copy of which,  certified by an Officer, shall have been delivered to the Custodian.

                                  ARTICLE II.

                            APPOINTMENT OF CUSTODIAN

2.01  Appointment.  The Trust hereby  appoints the Custodian as custodian of all
Securities  and cash  owned  by or in the  possession  of each  Fund at any time during the period of this  Agreement,  on the terms and  conditions set forth in this Agreement,  and the Custodian hereby accepts such appointment and agrees to perform the  services and duties set forth in this  Agreement.  The Trust hereby delegates to the Custodian,  subject to Rule 17f-5(b), the responsibilities with respect to each Fund's  Foreign  Securities  under such rule,  and the Custodian hereby accepts such  delegation as foreign  custody manager with respect to each
Fund.  The  services  and duties of the  Custodian  shall be  confined  to those matters expressly set forth herein,  and no implied duties are assumed by or may be asserted against the Custodian hereunder.

2.02  Documents  to  be  Furnished.  The  following  documents,   including  any
amendments thereto, will be provided contemporaneously with the execution of the
Agreement to the Custodian by the Trust:

     (a)  A  copy  of  the  Trust's  declaration  of  trust,  certified  by  the
          Secretary;

     (b)  A copy of the Trust's bylaws, certified by the Secretary;

     (c)  A copy  of the  resolution  of the  Board  of  Trustees  of the  Trust appointing the Custodian, certified by the Secretary;

     (d)  A copy of the current prospectus of each Fund (the "Prospectus");

     (e)  A certification  of the Chairman or the President and the Secretary of
          the  Trust  setting  forth the names  and  signatures  of the  current
          Officers of the Trust and other Authorized Persons; and

     (f)  An executed authorization  required by the Shareholder  Communications
          Act of 1985, attached hereto as Exhibit E.

2.03 Notice of  Appointment  of Transfer  Agent.  The Trust agrees to notify the
Custodian in writing of the appointment, termination or change in appointment of any transfer agent of each Fund.

                                  ARTICLE III.

                         CUSTODY OF CASH AND SECURITIES

3.01 Segregation. All Securities and non-cash property held by the Custodian for the account of each Fund  (other  than  Securities  maintained  in a  Securities
Depository,  Eligible  Securities  Depository  or  Book-Entry  System)  shall be physically  segregated  from  other  Securities  and  non-cash  property  in the possession of the Custodian  (including the Securities and non-cash  property of the other series of the Trust, if applicable) and shall be identified as subject to this Agreement.

3.02 Fund  Custody  Accounts.  As to each  Fund,  the  Custodian  shall open and maintain  in its trust  department  a custody  account  in the name of the Trust coupled  with  the  name of each  Fund,  subject  only to  draft or order of the
Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of such Fund which are delivered to it.

3.03 Appointment of Agents.

     (a)  In  its   discretion,   the   Custodian   may   appoint  one  or  more
          Sub-Custodians  to  establish  and  maintain   arrangements  with  (i)
          Eligible  Securities  Depositories or (ii) Eligible Foreign Custodians
          who are members of the Sub-Custodian's  network to hold Securities and cash of the Fund  and to  carry  out  such  other  provisions  of this
          Agreement as it may determine; provided, however, that the appointment of any such agents and  maintenance  of any Securities and cash of the
          Fund shall be at the  Custodian's  expense  and shall not  relieve the
          Custodian  of  any  of  its  obligations  or  liabilities  under  this
          Agreement.  The  Custodian  shall be  liable  for the  actions  of any
          Sub-Custodians  (regardless  of whether  assets are  maintained in the custody of a  Sub-Custodian,  a member of its  network or an  Eligible
          Securities  Depository)  appointed  by it as if such  actions had been done by the Custodian.

     (b)  If, after the initial  appointment of  Sub-Custodians  by the Board of
          Trustees in connection  with this Agreement,  the Custodian  wishes to appoint other  Sub-Custodians to hold property of the Fund, it will so notify the Trust and make the necessary  determinations as to any such new Sub-Custodian's eligibility under Rule 17f-5 under the 1940 Act.

     (c)  In  performing  its  delegated  responsibilities  as  foreign  custody manager to place or maintain the Fund's  assets with a  Sub-Custodian, the Custodian will determine that the Fund's assets will be subject to reasonable  care,  based on the standards  applicable to custodians in the  country  in  which  the  Fund's  assets  will  be  held  by  that
          Sub-Custodian,  after  considering all factors relevant to safekeeping of such assets, including, without limitation the factors specified in
          Rule 17f-5(c)(1).

     (d)  The  agreement  between the Custodian  and each  Sub-Custodian  acting hereunder  shall  contain the  required  provisions  set forth in Rule
          17f-5(c)(2) under the 1940 Act.

     (e)  At the end of each  calendar  quarter,  or at other times as the Board deems  reasonable and appropriate  based on the  circumstances  of the
          Trust's  arrangements,  the Custodian  shall provide  written  reports notifying the Board of Trustees of the  withdrawal or placement of the
          Securities  and  cash  of the  Fund  with a  Sub-Custodian  and of any material  changes  in the  Fund's  arrangements.  Such  reports  shall include an analysis of the custody risks  associated with  maintaining assets with any Eligible  Securities  Depositories.  The Custodian (or
          its agent) shall monitor the custody risks associated with maintaining assets with any Eligible  Securities  Depository on a continuing basis and  promptly  notify  the  Trust  or its  investment  adviser  of any material change in these risks,  exercising reasonable care, prudence, and diligence in  performing  these  functions,  or adhere to a higher standard of care. The Custodian  shall promptly take such steps as may be  required  to  withdraw  assets of the Fund from any  Sub-Custodian arrangement  that has ceased to meet the requirements of Rule 17f-5 or
          Rule 17f-7 under the 1940 Act, as applicable.

     (f)  With  respect to its  responsibilities  under this  Section  3.3,  the
          Custodian  hereby  warrants  to the Trust  that it agrees to  exercise reasonable  care,  prudence  and  diligence  such as a  person  having responsibility  for the  safekeeping  of  property  of the  Fund.  The
          Custodian  further  warrants that the Fund's assets will be subject to reasonable care based on the standards applicable to custodians in the relevant market if maintained with a Sub-Custodian,  after considering all factors  relevant to the  safekeeping  of such assets,  including, without limitation: (i) the Sub-Custodian's practices, procedures, and internal  controls for certificated  securities (if  applicable),  its method  of  keeping  custodial  records,  and its  security  and  data protection practices; (ii) whether the Sub-Custodian has the requisite financial strength to provide  reasonable care for Fund assets;  (iii)
          the  Sub-Custodian's  general reputation and standing and, in the case of a Securities  Depository,  the  Securities  Depository's  operating history  and number of  participants;  and (iv)  whether the Fund will have  jurisdiction  over and be able to enforce  judgments against the
          Sub-Custodian,  such as by virtue of the  existence  of any offices of the Sub-Custodian in the United States or the Sub-Custodian's  consent to service of process in the United States.

     (g)  The   Custodian   shall   establish   a  system  or  ensure  that  its
          Sub-Custodian  has  established  a system to monitor  on a  continuing basis (i) the  appropriateness of maintaining the Fund's assets with a
          Sub-Custodian  or  Eligible  Foreign  Custodians  who are members of a
          Sub-Custodian's   network;   (ii)  the  performance  of  the  contract
          governing the Fund's  arrangements with such Sub-Custodian or Eligible
          Foreign  Custodian's members of a Sub-Custodian's  network;  and (iii)
          the custody risks of  maintaining  assets with an Eligible  Securities
          Depository.  The  Custodian  must  promptly  notify  the  Fund  or its investment adviser of any material change in these risks.

     (h)  The Custodian shall use reasonable  commercial  efforts to collect all income and other payments with respect to Foreign  Securities to which the Fund shall be entitled and shall credit such income, as collected, to the Trust. In the event that extraordinary measures are required to collect such income,  the Trust and Custodian  shall consult as to the measurers  and as to the  compensation  and expenses of the  Custodian relating to such measures.

3.04 Delivery of Assets to Custodian.  The Trust shall  deliver,  or cause to be delivered,  to the  Custodian  all of the  Fund's  Securities,  cash  and  other investment assets,  including (i) all payments of income,  payments of principal and capital distributions  received by the Fund with respect to such Securities, cash or other  assets  owned by the Fund at any time  during  the period of this
Agreement,  and (ii) all cash  received by the Fund for the  issuance of Shares.
The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.

3.05 Securities  Depositories and Book-Entry Systems.  The Custodian may deposit and/or  maintain  Securities  of the  Fund in a  Securities  Depository  or in a
Book-Entry System, subject to the following provisions:

     (a)  The  Custodian,  on an on-going  basis,  shall deposit in a Securities
          Depository or Book-Entry  System all  Securities  eligible for deposit therein and shall make use of such Securities Depository or Book-Entry
          System to the extent  possible and  practical in  connection  with its performance hereunder,  including,  without limitation,  in connection with  settlements  of

          purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

     (b)  Securities  of the Fund  kept in a  Book-Entry  System  or  Securities
          Depository shall be kept in an account  ("Depository  Account") of the
          Custodian in such  Book-Entry  System or Securities  Depository  which includes only assets held by the  Custodian as a fiduciary,  custodian or otherwise for customers.

     (c)  The records of the  Custodian  with respect to  Securities of the Fund maintained in a Book-Entry  System or Securities  Depository shall, by book-entry, identify such Securities as belonging to the Fund.

     (d)  If  Securities  purchased  by the Fund are to be held in a  Book-Entry
          System or  Securities  Depository,  the  Custodian  shall pay for such
          Securities  upon (i) receipt of advice from the  Book-Entry  System or
          Securities  Depository that such  Securities have been  transferred to the Depository Account, and (ii) the making of an entry on the records of the  Custodian to reflect such payment and transfer for the account of the Fund. If  Securities  sold by the Fund are held in a Book-Entry
          System or Securities  Depository,  the Custodian  shall  transfer such
          Securities  upon (i) receipt of advice from the  Book-Entry  System or
          Securities  Depository  that  payment  for  such  Securities  has been transferred to the Depository Account, and (ii) the making of an entry on the records of the  Custodian to reflect such  transfer and payment for the account of the Fund.

     (e)  The  Custodian  shall  provide  the Trust  with  copies of any  report
          (obtained  by the  Custodian  from a Book-Entry  System or  Securities
          Depository  in which  Securities of the Fund are kept) on the internal
          accounting   controls  and  procedures  for  safeguarding   Securities
          deposited in such Book-Entry System or Securities Depository.

     (f)  Notwithstanding  anything  to the  contrary  in  this  Agreement,  the
          Custodian  shall be  liable to the Trust for any loss or damage to the
          Fund resulting  from (i) the use of a Book-Entry  System or Securities
          Depository by reason of any  negligence  or willful  misconduct on the part of the  Custodian  or any  Sub-Custodian,  or (ii) failure of the
          Custodian or any  Sub-Custodian to enforce  effectively such rights as it may have against a Book-Entry System or Securities  Depository.  At its  election,  the Trust  shall be  subrogated  to the  rights of the
          Custodian  with respect to any claim  against a  Book-Entry  System or
          Securities  Depository  or any other person from any loss or damage to the Fund arising from the use of such Book-Entry  System or Securities
          Depository, if and to the extent that the Fund has not been made whole for any such loss or damage.

     (g)  With  respect  to its  responsibilities  under  this  Section  3.5 and pursuant  to Rule  17f-4  under the 1940  Act,  the  Custodian  hereby warrants  to the  Trust  that it agrees  to (i)  exercise  due care in accordance  with  reasonable  commercial  standards in discharging its duty as a securities  intermediary  to obtain and thereafter  maintain such assets,  (ii) provide,  promptly upon request by the Trust,  such
          reports  as  are  available   concerning  the   Custodian's   internal
          accounting  controls and  financial  strength,  and (iii)  require any
          Sub-Custodian  to  exercise  due care in  accordance  with  reasonable
          commercial   standards  in  discharging   its  duty  as  a

          securities  intermediary  to obtain  and  thereafter  maintain  assets corresponding to the security entitlements of its entitlement holders.

3.06  Disbursement of Moneys from Fund Custody  Account.  Upon receipt of Proper
Instructions,  the Custodian shall disburse moneys from the Fund Custody Account but only in the following cases:

     (a)  For the  purchase of  Securities  for the Fund but only in  accordance with  Section  4.1 of  this  Agreement  and  only  (i) in the  case of
          Securities  (other than options on Securities,  futures  contracts and options on futures  contracts),  against the delivery to the Custodian
          (or any  Sub-Custodian)  of such Securities  registered as provided in
          Section 3.9 below or in proper form for  transfer,  or if the purchase of  such  Securities  is  effected  through  a  Book-Entry  System  or
          Securities Depository,  in accordance with the conditions set forth in
          Section 3.5 above; (ii) in the case of options on Securities,  against delivery to the Custodian (or any  Sub-Custodian)  of such receipts as are required by the customs  prevailing among dealers in such options;
          (iii)  in the  case  of  futures  contracts  and  options  on  futures contracts, against delivery to the Custodian (or any Sub-Custodian) of evidence of title thereto in favor of the Fund or any nominee referred to in Section 3.9 below; and (iv) in the case of repurchase or reverse repurchase  agreements entered into between the Trust and a bank which is a member of the Federal  Reserve  System or between the Trust and a primary dealer in U.S. Government securities,  against delivery of the purchased  Securities  either in certificate  form or through an entry crediting the Custodian's account at a Book-Entry System or Securities
          Depository with such Securities;

     (b)  In connection with the conversion, exchange or surrender, as set forth in Section 3.7(f) below, of Securities owned by the Fund;

     (c)  For  the  payment  of any  dividends  or  capital  gain  distributions declared by the Fund;

     (d)  In payment of the  redemption  price of Shares as  provided in Section
          5.1 below;

     (e)  For the  payment of any  expense or  liability  incurred  by the Fund, including,  but not limited to, the following payments for the account of the Fund:  interest;  taxes;  administration,  investment advisory, accounting,  auditing,  transfer agent,  custodian,  trustee and legal fees; and other operating expenses of the Fund; in all cases,  whether or not such  expenses  are to be in whole  or in part  capitalized  or treated as deferred expenses;

     (f)  For transfer in accordance  with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934
          Act and a member of FINRA,  relating to  compliance  with rules of the
          Options Clearing Corporation and of any registered national securities exchange (or of any similar  organization or organizations)  regarding escrow or other  arrangements in connection  with  transactions by the
          Fund;

     (g)  For transfer in accordance  with the provisions of any agreement among the Trust, the Custodian and a futures commission  merchant registered under the  Commodity  Exchange Act,  relating to  compliance  with the rules of the Commodity Futures Trading  Commission and/or any contract market  (or  any  similar  organization  or  organizations)  regarding account deposits in connection with transactions by the Fund;

     (h)  For  the  funding  of  any   uncertificated   time  deposit  or  other
          interest-bearing  account with any banking institution  (including the
          Custodian),  which  deposit or account has a term of one year or less;
          and

     (i)  For any other proper  purpose,  but only upon receipt,  in addition to
          Proper  Instructions,  of a  copy  of a  resolution  of the  Board  of
          Trustees,  certified by an Officer,  specifying the amount and purpose of such  payment,  declaring  such  purpose  to be a proper  corporate purpose,  and naming the person or persons to whom such  payment is to be made.

3.07 Delivery of Securities  from Fund Custody  Account.  Upon receipt of Proper
Instructions,   the  Custodian   shall   release  and  deliver,   or  cause  the
Sub-Custodian  to release and deliver,  Securities from the Fund Custody Account but only in the following cases:

     (a)  Upon  the  sale of  Securities  for the  account  of the Fund but only against receipt of payment  therefor in cash, by certified or cashiers check or bank credit;

     (b)  In  the  case  of a sale  effected  through  a  Book-Entry  System  or
          Securities  Depository,  in accordance  with the provisions of Section
          3.5 above;

     (c)  To an offeror's  depository  agent in connection  with tender or other similar offers for Securities of the Fund;  provided that, in any such case,  the  cash or  other  consideration  is to be  delivered  to the
          Custodian;

     (d)  To the issuer  thereof or its agent (i) for transfer  into the name of the Fund,  the  Custodian  or any  Sub-Custodian,  or any  nominee  or nominees of any of the foregoing, or (ii) for exchange for a different number  of  certificates  or  other  evidence  representing  the  same aggregate  face amount or number of units;  provided that, in any such case, the new Securities are to be delivered to the Custodian;

     (e)  To the broker selling the  Securities,  for  examination in accordance with the "street delivery" custom;

     (f)  For   exchange  or   conversion   pursuant  to  any  plan  of  merger,
          consolidation, recapitalization, reorganization or readjustment of the issuer of such  Securities,  or pursuant to provisions  for conversion contained in such  Securities,  or pursuant to any deposit  agreement, including surrender or receipt of underlying  Securities in connection with the issuance or  cancellation  of depository  receipts;  provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

     (g)  Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Fund;

     (h)  In the  case of  warrants,  rights  or  similar  Securities,  upon the exercise thereof,  provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

     (i)  For delivery in  connection  with any loans of Securities of the Fund, but only against  receipt of such  collateral  as the Trust shall have specified to the Custodian in Proper Instructions;

     (j)  For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Trust, but only against receipt by the Custodian of the amounts borrowed;

     (k)  Pursuant  to  any  authorized  plan  of  liquidation,  reorganization, merger, consolidation or recapitalization of the Trust;

     (l)  For delivery in accordance  with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934
          Act and a member of FINRA,  relating to  compliance  with the rules of the  Options  Clearing  Corporation  and  of any  registered  national securities exchange (or of any similar  organization or organizations)
          regarding escrow or other arrangements in connection with transactions by the Fund;

     (m)  For delivery in accordance  with the provisions of any agreement among the Trust, the Custodian and a futures commission  merchant registered under the  Commodity  Exchange Act,  relating to  compliance  with the rules of the Commodity Futures Trading  Commission and/or any contract market  (or  any  similar  organization  or  organizations)  regarding account deposits in connection with transactions by the Fund;

     (n)  For any other proper  corporate  purpose,  but only upon  receipt,  in addition  to Proper  Instructions,  of a copy of a  resolution  of the
          Board of Trustees,  certified by an Officer, specifying the Securities to be delivered,  setting forth the purpose for which such delivery is to be made,  declaring such purpose to be a proper corporate  purpose, and naming the person or persons to whom  delivery of such  Securities shall be made; or

     (o)  To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Custodian shall have no  responsibility or liability for any  loss  arising  from  the  delivery  of such  securities  prior to receiving  payment  for such  securities  except as may arise from the
          Custodian's own negligence or willful misconduct.

3.08 Actions Not Requiring Proper  Instructions.  Unless otherwise instructed by the Trust, the Custodian shall with respect to all Securities held for the Fund:

     (a)  Subject to Section 9.4 below, collect on a timely basis all income and other payments to which the Fund is entitled either by law or pursuant to custom in the securities business;

     (b)  Present for payment  and,  subject to Section 9.4 below,  collect on a timely basis the amount payable upon all  Securities  which may mature or be called, redeemed, or retired, or otherwise become payable;

     (c)  Endorse for collection,  in the name of the Fund,  checks,  drafts and other negotiable instruments;

     (d)  Surrender  interim  receipts  or  Securities  in  temporary  form  for
          Securities in definitive form;

     (e)  Execute, as custodian,  any necessary  declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or

                                       10

          hereafter in effect, and prepare and submit reports to the IRS and the
          Trust at such time, in such manner and containing such  information as is prescribed by the IRS;

     (f)  Hold for the Fund, either directly or, with respect to Securities held therein,  through a Book-Entry  System or Securities  Depository,  all rights and similar Securities issued with respect to Securities of the
          Fund; and

     (g)  In general,  and except as otherwise directed in Proper  Instructions, attend to all  non-discretionary  details in connection with the sale, exchange,  substitution,  purchase,  transfer and other  dealings with
          Securities and other assets of the Fund.

3.09  Registration and Transfer of Securities.  All Securities held for the Fund that are issued or issuable  only in bearer form shall be held by the  Custodian in that form,  provided that any such  Securities  shall be held in a Book-Entry
System  if  eligible  therefor.  All other  Securities  held for the Fund may be registered  in the name of the  Fund,  the  Custodian,  a  Sub-Custodian  or any
nominee thereof, or in the name of a Book-Entry System, Securities Depository or any nominee of either  thereof.  The records of the  Custodian  with  respect to foreign  securities of the Fund that are maintained with a  Sub-Custodian  in an account that is  identified as belonging to the Custodian for the benefit of its customers  shall identify  those  securities as belonging to the Fund. The Trust shall furnish to the Custodian  appropriate  instruments to enable the Custodian to hold or deliver in proper  form for  transfer,  or to register in the name of any of the nominees  referred to above or in the name of a Book-Entry  System or
Securities Depository, any Securities registered in the name of the Fund.

3.10 Records.

     (a)  The  Custodian  shall  maintain  complete  and  accurate  records with respect  to  Securities,  cash or other  property  held for the  Fund, including (i) journals or other records of original  entry  containing an itemized  daily record in detail of all receipts and  deliveries of
          Securities and all receipts and  disbursements  of cash;  (ii) ledgers
          (or  other  records)  reflecting  (A)  Securities  in  transfer,   (B)
          Securities in physical possession,  (C) monies and Securities borrowed and  monies  and  Securities  loaned  (together  with a record  of the
          collateral  therefor  and  substitutions  of  such  collateral),   (D)
          dividends  and interest  received,  and (E) dividends  receivable  and interest  receivable;  (iii) canceled  checks and bank records related
          thereto;   and  (iv)  all  records  relating  to  its  activities  and obligations under this Agreement.  The Custodian shall keep such other books and records of the Fund as the Trust shall  reasonably  request, or as may be required by the 1940 Act, including,  but not limited to,
          Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder.

     (b)  All such books and records  maintained by the  Custodian  shall (i) be maintained in a form  acceptable  to the Trust and in compliance  with the rules and  regulations  of the SEC,  (ii) be the  property  of the
          Trust  and at all  times  during  the  regular  business  hours of the
          Custodian  be made  available  upon  request  for  inspection  by duly authorized officers, employees or agents of the Trust and employees or agents of the SEC,  and (iii) if  required  to be  maintained  by Rule
          31a-1 under the 1940 Act, be preserved  for the periods  prescribed in
          Rules 31a-1 and 31a-2 under the 1940 Act.

                                       11

3.11 Fund Reports by  Custodian.  The  Custodian  shall furnish the Trust with a daily  activity  statement  and a summary of all  transfers to or from each Fund
Custody  Account on the day following  such  transfers.  At least  monthly,  the
Custodian  shall furnish the Trust with a detailed  statement of the  Securities and moneys held by the Custodian and the  Sub-Custodians for the Fund under this
Agreement.

3.12 Other Reports by Custodian.  As the Trust may reasonably  request from time to time,  the  Custodian  shall  provide the Trust with  reports on the internal accounting  controls  and  procedures  for  safeguarding  Securities  which  are employed by the Custodian or any Sub-Custodian.

3.13 Proxies and Other Materials. The Custodian shall cause all proxies relating to  Securities  which are not  registered in the name of the Fund to be promptly executed by the registered holder of such Securities,  without indication of the manner in which such proxies are to be voted,  and shall promptly deliver to the
Trust such proxies,  all proxy soliciting  materials and all notices relating to such Securities.  With respect to the foreign Securities, the Custodian will use reasonable  commercial  efforts to  facilitate  the exercise of voting and other shareholder rights,  subject to the laws,  regulations and practical constraints that may exist in the  country  where  such  securities  are  issued.  The Trust acknowledges  that  local  conditions,  including  lack of  regulation,  onerous procedural obligations,  lack of notice and other factors may have the effect of severely limiting the ability of the Trust to exercise shareholder rights.

3.14 Information on Corporate  Actions.  The Custodian shall promptly deliver to the Trust all information received by the Custodian and pertaining to Securities being held by the Fund with respect to optional tender or exchange offers, calls for  redemption  or  purchase,  or  expiration  of  rights as  described  in the
Standards of Service  Guide  attached as Exhibit B. If the Trust desires to take action  with  respect  to any  tender  offer,  exchange  offer or other  similar transaction,  the Trust shall notify the Custodian at least three  Business Days prior to the date on which the Custodian is to take such action.  The Trust will provide or cause to be provided to the  Custodian all relevant  information  for any Security which has unique put/option provisions at least three Business Days prior to the beginning date of the tender period.

                                  ARTICLE IV.

                  PURCHASE AND SALE OF INVESTMENTS OF THE FUND

4.01 Purchase of  Securities.  Promptly upon each purchase of Securities for the
Fund, Written  Instructions shall be delivered to the Custodian,  specifying (i)
the name of the  issuer  or writer  of such  Securities,  and the title or other description  thereof,  (ii) the number of shares,  principal amount (and accrued interest,  if any) or other  units  purchased,  (iii) the date of  purchase  and settlement,  (iv) the purchase price per unit, (v) the total amount payable upon such  purchase,  and (vi) the name of the person to whom such amount is payable.
The Custodian  shall upon receipt of such  Securities  purchased by the Fund pay out of the moneys held for the account of the Fund the total amount specified in such Written  Instructions to the person named therein.  The Custodian shall not be under any  obligation  to pay out moneys to cover the cost of a  purchase  of
Securities  for the Fund, if in the Fund Custody  Account there is  insufficient cash available to the Fund for which such purchase was made.

                                       12

4.02 Liability for Payment in Advance of Receipt of Securities Purchased. In any
and every case where payment for the purchase of Securities for the Fund is made by the  Custodian in advance of receipt of the  Securities  purchased and in the absence of specified  Written  Instructions to so pay in advance,  the Custodian shall be liable to the Fund for such payment.

4.03 Sale of  Securities.  Promptly  upon each sale of  Securities  by the Fund,
Written  Instructions  shall be delivered to the  Custodian,  specifying (i) the name of the  issuer  or  writer  of such  Securities,  and the  title  or  other description  thereof,  (ii) the number of shares,  principal amount (and accrued interest,  if any), or other units sold,  (iii) the date of sale and settlement,
(iv) the sale price per unit,  (v) the total amount  payable upon such sale, and
(vi) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Fund as specified in such Written Instructions,  the
Custodian shall deliver such Securities to the person  specified in such Written
Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver  Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

4.04 Delivery of Securities Sold. Notwithstanding Section 4.3 above or any other
provision  of  this  Agreement,  the  Custodian,   when  instructed  to  deliver
Securities against payment,  shall be entitled,  if in accordance with generally accepted market practice,  to deliver such Securities prior to actual receipt of final  payment  therefor.  In any such  case,  the Fund shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise  held or disposed of by or through the person to whom they were  delivered,  and the  Custodian  shall  have no  liability  for any for the foregoing.

4.05 Payment for Securities  Sold. In its sole discretion and from time to time, the Custodian may credit the Fund Custody  Account,  prior to actual  receipt of final payment  thereof,  with (i) proceeds from the sale of Securities  which it has  been  instructed  to  deliver  against  payment,  (ii)  proceeds  from  the redemption  of  Securities  or other  assets of the Fund,  and (iii) income from cash,  Securities  or  other  assets  of the  Fund.  Any  such  credit  shall be conditional  upon  actual  receipt  by  Custodian  of final  payment  and may be reversed if final payment is not actually  received in full.  The Custodian may, in its sole  discretion  and from time to time,  permit the Fund to use funds so credited to the Fund Custody  Account in anticipation of actual receipt of final payment.  Any such funds shall be repayable  immediately upon demand made by the
Custodian  at any time prior to the  actual  receipt  of all final  payments  in anticipation of which funds were credited to the Fund Custody Account.

4.06  Advances by  Custodian  for  Settlement.  The  Custodian  may, in its sole discretion  and from time to time,  advance funds to the Trust to facilitate the settlement  of a Fund's  transactions  in the  Fund  Custody  Account.  Any such advance shall be repayable immediately upon demand made by Custodian.

                                   ARTICLE V.

                            REDEMPTION OF FUND SHARES

5.01  Transfer of Funds.  From such funds as may be available for the purpose in the relevant  Fund  Custody  Account,  and upon  receipt of Proper  Instructions specifying  that the  funds are

                                       13

required  to redeem  Shares of the Fund,  the  Custodian  shall wire each amount specified in such Proper  Instructions to or through such bank or  broker-dealer as the Trust may designate.

5.02 No Duty Regarding  Paying Banks.  Once the Custodian has wired amounts to a bank or broker-dealer  pursuant to Section 5.1 above, the Custodian shall not be under any obligation to effect any further  payment or distribution by such bank or broker-dealer.

                                  ARTICLE VI.

                               SEGREGATED ACCOUNTS

Upon receipt of Proper Instructions,  the Custodian shall establish and maintain a  segregated  account  or  accounts  for and on behalf of the Fund,  into which account  or  accounts  may be  transferred  cash  and/or  Securities,  including
Securities maintained in a Depository Account:

     (a)  in accordance  with the  provisions of any agreement  among the Trust, the Custodian and a broker-dealer  registered under the 1934 Act and a member of FINRA (or any futures commission  merchant  registered under the Commodity Exchange Act),  relating to compliance with the rules of the  Options  Clearing  Corporation  and  of any  registered  national securities  exchange (or the Commodity  Futures Trading  Commission or any registered  contract  market),  or of any similar  organization or organizations,  regarding  escrow or other  arrangements in connection with transactions by the Fund;

     (b)  for purposes of  segregating  cash or Securities  in  connection  with securities  options  purchased or written by the Fund or in connection with financial  futures  contracts (or options  thereon)  purchased or sold by the Fund;

     (c)  which constitute collateral for loans of Securities made by the Fund;

     (d)  for purposes of  compliance  by the Fund with  requirements  under the
          1940 Act for the  maintenance  of  segregated  accounts by  registered investment companies in connection with reverse repurchase  agreements and when-issued,  delayed  delivery and firm commitment  transactions;
          and

     (e)  for other  proper  corporate  purposes,  but only upon  receipt of, in addition to Proper  Instructions,  a certified copy of a resolution of the Board of  Trustees,  certified  by an Officer,  setting  forth the purpose or purposes of such  segregated  account  and  declaring  such purposes to be proper corporate purposes.

Each segregated  account  established under this Article VI shall be established and  maintained  for the  Fund  only.  All  Proper  Instructions  relating  to a segregated account shall specify the Fund.

                                  ARTICLE VII.

                            COMPENSATION OF CUSTODIAN

7.01 Compensation. The Custodian shall be compensated for providing the services set forth in this  Agreement  in  accordance  with the fee schedule set forth on
Exhibit D hereto (as amended

                                       14

from  time  to  time).   The  Custodian  shall  also  be  compensated  for  such
out-of-pocket expenses (e.g.,  telecommunication  charges,  postage and delivery charges,  and reproduction  charges) as are reasonably incurred by the Custodian in  performing  its  duties  hereunder.  The  Trust  shall pay all such fees and reimbursable  expenses within 30 calendar days following  receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Trust shall notify the Custodian in writing within 30 calendar days following  receipt of each invoice if the Trust is disputing  any amounts in good faith.  The Trust shall pay such disputed  amounts within 10 calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Trust is disputing in good faith as set forth above,  unpaid  invoices shall accrue a finance charge of 1 1/2% per month after the due date.  Notwithstanding anything to the contrary,  amounts owed by the Trust to the Custodian shall only be paid out of the assets and property of the particular Fund involved.

7.02 Overdrafts.  The Trust is responsible for maintaining an appropriate  level of short term cash  investments  to  accommodate  cash  outflows.  The Trust may obtain formal line of credit for potential overdrafts of its custody account. In the event of an overdraft or in the event the line of credit is  insufficient to cover an overdraft,  the overdraft  amount or the overdraft  amount that exceeds the line of credit will be charged in accordance with the fee schedule set forth on Exhibit D hereto (as amended from time to time)

                                 ARTICLE VIII.

                         REPRESENTATIONS AND WARRANTIES

8.01  Representations  and Warranties of the Trust. The Trust hereby  represents and warrants to the Custodian,  which  representations  and warranties  shall be deemed to be continuing throughout the term of this Agreement, that:

     (a)  It is duly organized and existing  under the laws of the  jurisdiction of its  organization,  with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

     (b)  This Agreement has been duly authorized, executed and delivered by the
          Trust in accordance with all requisite  action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms,  subject to  bankruptcy,  insolvency,  reorganization, moratorium and other laws of general application  affecting the rights and remedies of creditors and secured parties; and

     (c)  It is conducting  its business in compliance in all material  respects with all applicable laws and regulations,  both state and federal, and has  obtained  all  regulatory  approvals  necessary  to  carry on its business  as now  conducted;  there is no statute,  rule,  regulation, order or  judgment  binding  on it and no  provision  of its  charter, bylaws or any  contract  binding it or affecting  its  property  which would prohibit its execution or performance of this Agreement.

8.02  Representations  and  Warranties of the  Custodian.  The Custodian  hereby represents and warrants to the Trust, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

                                       15

     (a)  It is duly organized and existing  under the laws of the  jurisdiction of its  organization,  with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

     (b)  It is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

     (c)  This Agreement has been duly authorized, executed and delivered by the
          Custodian in accordance  with all requisite  action and  constitutes a valid and legally binding obligation of the Custodian,  enforceable in
          accordance  with  its  terms,   subject  to  bankruptcy,   insolvency,
          reorganization,  moratorium  and  other  laws of  general  application affecting  the rights and remedies of creditors  and secured  parties;
          and

     (d)  It is conducting  its business in compliance in all material  respects with all applicable laws and regulations,  both state and federal, and has  obtained  all  regulatory  approvals  necessary  to  carry on its business  as now  conducted;  there is no statute,  rule,  regulation, order or  judgment  binding  on it and no  provision  of its  charter, bylaws or any  contract  binding it or affecting  its  property  which would prohibit its execution or performance of this Agreement.

                                  ARTICLE IX.

                            CONCERNING THE CUSTODIAN

9.01  Standard of Care.  The  Custodian  shall use its best efforts and exercise reasonable  care in the  performance  of its duties  under this  Agreement.  The
Custodian shall not be liable for any error of judgment or mistake of law or for any  loss  suffered  by the  Trust in  connection  with its  duties  under  this
Agreement,  except a loss  arising out of or relating to the  Custodian's  (or a
Sub-Custodian's)  refusal or failure to comply with the terms of this  Agreement
(or any  sub-custody  agreement) or from its (or a  Sub-Custodian's)  bad faith, negligence  or willful  misconduct in the  performance  of its duties under this
Agreement (or any  sub-custody  agreement).  The Custodian  shall be entitled to rely on and may act upon advice of counsel on all matters,  and shall be without liability for any action  reasonably  taken or omitted  pursuant to such advice.
The Custodian  shall promptly notify the Trust of any action taken or omitted by the Custodian pursuant to advice of counsel.

9.02  Actual  Collection  Required.  The  Custodian  shall not be liable for, or considered to be the  custodian of, any cash  belonging to the Fund or any money represented  by a check,  draft or other  instrument  for the  payment of money, until the Custodian or its agents actually  receive such cash or collect on such instrument.

9.03 No  Responsibility  for Title, etc. So long as and to the extent that it is in the exercise of reasonable  care, the Custodian  shall not be responsible for the title,  validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

9.04  Limitation on Duty to Collect.  Custodian shall not be required to enforce collection,  by legal  means or  otherwise,  of any  money or  property  due and payable with respect to Securities  held for the Fund if such  Securities are in default or payment is not made after due demand or presentation.

                                       16

9.05 Reliance Upon Documents and  Instructions.  The Custodian shall be entitled to rely upon any certificate,  notice or other instrument in writing received by it and reasonably believed by it to be genuine.  The Custodian shall be entitled to rely  upon  any  Oral  Instructions  and any  Written  Instructions  actually received by it pursuant to this Agreement.

9.06  Cooperation.  The  Custodian  shall  cooperate  with and supply  necessary information  to the entity or entities  appointed by the Trust to keep the books of account of the Fund and/or  compute the value of the assets of the Fund.  The
Custodian shall take all such  reasonable  actions as the Trust may from time to time  request  to enable  the  Trust to  obtain,  from  year to year,  favorable
opinions  from  the  Trust's   independent   accountants  with  respect  to  the
Custodian's  activities  hereunder in connection with (i) the preparation of the
Trust's  reports on Form N-1A and Form N-SAR and any other  reports  required by the SEC, and (ii) the fulfillment by the Trust of any other  requirements of the
SEC.

                                   ARTICLE X.

                                 INDEMNIFICATION

10.01  Indemnification  by Trust. If USBFS has exercised  reasonable care in the performance of its duties under this  Agreement,  the Trust shall  indemnify and hold harmless the Custodian, any Sub-Custodian and any nominee thereof (each, an
"Indemnified  Party"  and  collectively,  the  "Indemnified  Parties")  from and against any and all claims, demands, losses, expenses and liabilities of any and every nature  (including  reasonable  attorneys' fees) that an Indemnified Party may sustain or incur or that may be asserted against an Indemnified Party by any person  arising  directly or indirectly  (i) from the fact that  Securities  are registered  in the name of any such  nominee,  (ii)  from  any  action  taken or omitted to be taken by the Custodian or such Sub-Custodian (a) at the request or direction  of or in  reliance  on the  advice of the Trust,  or (b) upon  Proper
Instructions,  or (iii)  from the  performance  of its  obligations  under  this
Agreement or any sub-custody agreement,  provided that neither the Custodian nor any such  Sub-Custodian  shall be indemnified and held harmless from and against any such claim, demand, loss, expense or liability arising out of or relating to its  refusal  or  failure  to comply  with the terms of this  Agreement  (or any sub-custody agreement),  or from its bad faith, negligence or willful misconduct in the  performance  of its duties  under  this  Agreement  (or any  sub-custody agreement).  This indemnity shall be a continuing  obligation of the Trust,  its successors and assigns,  notwithstanding  the termination of this Agreement.  As used in this paragraph,  the terms "Custodian" and "Sub-Custodian" shall include their respective directors, officers and employees.

Indemnification  by Custodian.  The Custodian  shall indemnify and hold harmless the Trust from and against any and all claims,  demands,  losses,  expenses, and liabilities of any and every nature (including  reasonable attorneys' fees) that the Trust may sustain or incur or that may be asserted  against the Trust by any person  arising  directly or indirectly out of any action taken or omitted to be taken by an Indemnified Party as a result of the Indemnified  Party's refusal or failure  to  comply  with  the  terms  of this  Agreement  (or  any  sub-custody agreement),  or from its bad  faith,  negligence  or willful  misconduct  in the performance of its duties under this Agreement (or any  sub-custody  agreement).
This indemnity shall be a continuing obligation of the Custodian, its successors and assigns,  notwithstanding the termination of this Agreement. As used in this paragraph, the term

                                       17

"Trust" shall include the Trust's  trustees,  agents,  assigns and successors in addition to its officers and employees.

In order that the  indemnification  provisions  contained in this section  shall apply,  it is  understood  that if in any  case the  indemnitor  may be asked to indemnify or hold the indemnitee  harmless,  the  indemnitor  shall be fully and promptly  advised of all pertinent  facts  concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification.  In the event that the indemnitor so elects, it will so notify the  indemnitee  and  thereupon  the  indemnitor  shall take over
complete  defense  of  the  claim  with  counsel   reasonably   satisfactory  to
indemnitee, and the indemnitee shall in such situation initiate no further legal or other  expenses for which it shall seek  indemnification  under this section.
The indemnitee  shall in no case confess any claim or make any compromise in any case in which the indemnitor  will be asked to indemnify the  indemnitee  except with the indemnitor's prior written consent.

10.02 Security. If the Custodian advances cash or Securities to the Fund for any purpose,  either at the Trust's  request or as  otherwise  contemplated  in this
Agreement,  or in the  event  that  the  Custodian  or its  nominee  incurs,  in connection with its performance under this Agreement,  any claim,  demand, loss, expense or liability (including  reasonable attorneys' fees) (except such as may arise from its or its  nominee's bad faith,  negligence or willful  misconduct), then,  in any such event,  any  property at any time held for the account of the
Fund shall be security  therefor,  and should the Fund fail promptly to repay or indemnify the Custodian,  the Custodian  shall be entitled to utilize  available cash of such Fund and to  dispose  of other  assets  of such Fund to the  extent necessary to obtain reimbursement or indemnification.

10.03 Miscellaneous.

     (a)  Neither party to this Agreement shall be liable to the other party for consequential, special or punitive damages under any provision of this
          Agreement.

     (b)  The indemnity  provisions of this Article shall  indefinitely  survive the termination and/or assignment of this Agreement.

     (c)  In order that the indemnification provisions contained in this Article shall apply,  it is understood  that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless,  the indemnitor shall be fully and promptly  advised of all pertinent facts concerning the  situation  in  question,  and it is further  understood  that the indemnitee  will use all  reasonable  care to  notify  the  indemnitor promptly  concerning  any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee  against any claim that may be the  subject  of this  indemnification.  In the event  that the indemnitor so elects,  it will so notify the  indemnitee and thereupon the indemnitor  shall take over complete defense of the claim, and the indemnitee shall in such situation  initiate no further legal or other expenses for which it shall seek  indemnification  under this section.
          The  indemnitee  shall  in no case  confess  any

                                       18

          claim or make any compromise in any case in which the indemnitor  will be asked to  indemnify  the  indemnitee  except with the  indemnitor's prior written consent.

                                  ARTICLE XI.

                                  FORCE MAJEURE

     Neither  the  Custodian  nor the Trust  shall be liable for any  failure or delay in performance of its obligations  under this Agreement  arising out of or caused, directly or indirectly,  by circumstances beyond its reasonable control, including,  without limitation,  acts of God; earthquakes;  fires; floods; wars;
civil or military disturbances; acts of terrorism; sabotage; strikes; epidemics;
riots; power failures;  computer failure and any such  circumstances  beyond its reasonable  control as may cause  interruption,  loss or malfunction of utility, transportation,  computer  (hardware or  software)  or  telephone  communication service;  accidents;  labor  disputes;  acts of  civil  or  military  authority;
governmental  actions;  or inability  to obtain  labor,  material,  equipment or transportation;  provided, however, that in the event of a failure or delay, the
Custodian  (i) shall  not  discriminate  against  the Fund in favor of any other customer of the Custodian in making  computer  time and  personnel  available to input or process the transactions contemplated by this Agreement, and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.

                                  ARTICLE XII.

                    PROPRIETARY AND CONFIDENTIAL INFORMATION

12.01 The Custodian agrees on behalf of itself and its directors,  officers, and employees to treat  confidentially and as proprietary  information of the Trust, all records and other information  relative to the Trust and prior,  present, or potential shareholders of the Trust (and clients of said shareholders),  and not to use such records and  information  for any purpose other than the performance
of  its   responsibilities   and  duties  hereunder,   except  (i)  after  prior
notification  to and approval in writing by the Trust,  which approval shall not be  unreasonably  withheld and may not be withheld  where the  Custodian  may be exposed to civil or criminal  contempt  proceedings for failure to comply,  (ii)
when  requested  to divulge such  information  by duly  constituted  authorities although the  Custodian  will  promptly  report such  disclosure to the Trust if disclosure  is  permitted by  applicable  law and  regulation,  or (iii) when so requested by the Trust. Records and other information which have become known to the public  through no wrongful act of the  Custodian  or any of its  employees, agents or representatives, and information that was already in the possession of the Custodian prior to receipt thereof from the Trust or its agent, shall not be subject to this paragraph.

12.02 Further,  the Custodian will adhere to the privacy policies adopted by the
Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time.  In this regard,  the  Custodian  shall have in place and maintain physical,  electronic and procedural  safeguards  reasonably designed to protect the security,  confidentiality  and  integrity  of, and to prevent  unauthorized access  to or use of,  records  and  information  relating  to the Trust and its shareholders.

                                       19

                                 ARTICLE XIII.

                          EFFECTIVE PERIOD; TERMINATION

13.01 Effective  Period.  This Agreement  shall become  effective as of the date first written above and will continue in effect for a period of two years.

13.02  Termination.  Subsequent to the initial two-year term, this Agreement may be terminated  by either party upon giving 90 days prior  written  notice to the other party or such  shorter  period as is mutually  agreed upon by the parties.
Notwithstanding  the  foregoing,  this  Agreement may be terminated by any party upon the breach of the other party of any  material  term of this  Agreement  if such  breach  is not  cured  within  15 days of  notice  of such  breach  to the breaching party. In addition,  the Trust may, at any time, immediately terminate this Agreement in the event of the  appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the  direction  of an  appropriate  regulatory  agency  or  court  of  competent jurisdiction. This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Trust, and authorized or approved by the Board of Trustees.

13.03 Early Termination. In the absence of any material breach of this agreement or other events noted in Sec.  13.02 that permit early  termination,  should the
Trust elect to terminate this agreement  prior to the end of the term, the trust agrees to pay the following fees:

          a) All monthly fees through the life of the contract;

          b) All fees associated with converting  services to successor  service provider;

          c) All fees associated with any record  retention and/or tax reporting obligations  that may not be  eliminated  due to the  conversion  to a successor service provider;

          All out-of-pocket costs associated with a-c above

13.04 Appointment of Successor  Custodian.  If a successor  custodian shall have been appointed by the Board of Trustees,  the Custodian shall, upon receipt of a notice of acceptance  by the  successor  custodian,  on such  specified  date of termination  (i) deliver  directly to the  successor  custodian  all  Securities
(other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Fund and held by the  Custodian  as  custodian,  and (ii)
transfer any Securities held in a Book-Entry System or Securities  Depository to an  account  of or for  the  benefit  of the  Fund at the  successor  custodian, provided that the Trust shall have paid to the Custodian all fees,  expenses and other  amounts  to the  payment  or  reimbursement  of which  it  shall  then be entitled.  In  addition,  the  Custodian  shall,  at the  expense  of the Trust, transfer to such  successor all relevant  books,  records,  correspondence,  and other data  established or maintained by the Custodian under this Agreement in a form  reasonably  acceptable to the Trust (if such form differs from the form in which the Custodian has  maintained  the same,  the Trust shall pay any expenses associated with  transferring  the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Custodian's personnel in the establishment of books, records, and other data by such successor.  Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement.

                                       20

In the event that the Custodian  terminates  this agreement by written notice to the Trust, the Custodian will promptly, upon such termination and at the expense mutually agreed upon by the parties,  transfer to the successor(s) to the duties assigned to the Custodian herein, all relevant books,  records,  correspondence, and other data established or maintained the Custodian under this Agreement in a form  reasonably  acceptable to the Trust. If such form differs from the form in which the  Custodian  has  maintained  the  same,  the  Custodian  shall pay any expenses  associated with  transferring the same to such form and will cooperate in the transfer of such duties and  responsibilities,  including  provision  for assistance  from  the  Custodian's  personnel  in the  establishment  of  books, records, and other data by such successor.

13.05 Failure to Appoint Successor  Custodian.  If a successor  custodian is not designated by the Trust on or before the date of termination of this  Agreement, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, which bank or trust company (i) is a "bank" as defined in the
1940 Act, and (ii) has aggregate capital, surplus and undivided profits as shown on its  most  recent  published  report  of  not  less  than  $25  million,  all
Securities,  cash and other property held by Custodian  under this Agreement and to transfer  to an account of or for the Fund at such bank or trust  company all
Securities  of the Fund held in a Book-Entry  System or  Securities  Depository.
Upon  such  delivery  and  transfer,  such  bank or trust  company  shall be the successor  custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement.  In addition,  under these  circumstances, all books, records and other data of the Trust shall be returned to the Trust.

                                  ARTICLE XIV.

                                  MISCELLANEOUS

14.01 Compliance with Laws. The Trust has and retains primary responsibility for all  compliance  matters  relating  to the Fund,  including  but not  limited to
compliance  with  the  1940  Act,  the  Internal   Revenue  Code  of  1986,  the
Sarbanes-Oxley  Act of 2002,  the USA Patriot Act of 2002 and the  policies  and limitations  of the Fund relating to its portfolio  investments  as set forth in its Prospectus and statement of additional information. The Custodian's services hereunder shall not relieve the Trust of its  responsibilities for assuring such compliance  or the Board of  Trustee's  oversight  responsibility  with  respect thereto.

The  Custodian  will  perform  its  duties  hereunder  in  compliance  with  all applicable laws and regulations  and provide any  sub-certifications  reasonably requested  by the Trust in  connection  with any  certification  required of the
Trust  pursuant to the  Sarbanes-Oxley  Act of 2002 or any rules or  regulations promulgated  by the SEC  thereunder,  provided  the same  shall not be deemed to change USBFS's standard of care as set forth herein.

14.02  Amendment.  This  Agreement  may not be amended or modified in any manner except by  written  agreement  executed  by the  Custodian  and the  Trust,  and authorized or approved by the Board of Trustees.

14.03 Assignment. This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this
Agreement  shall not be

                                       21

assignable by the Trust without the written consent of the Custodian,  or by the
Custodian   without  the  written  consent  of  the  Trust  accompanied  by  the authorization or approval of the Board of Trustees

14.04  Governing  Law.  This  Agreement  shall be governed by and  construed  in accordance  with the laws of the State of Ohio,  without  regard to conflicts of law principles.  To the extent that the applicable laws of the State of Ohio, or any of the provisions  herein,  conflict with the  applicable  provisions of the
1940 Act, the latter shall  control,  and nothing herein shall be construed in a manner  inconsistent  with  the  1940  Act or  any  rule  or  order  of the  SEC thereunder.

14.05 No  Agency  Relationship.  Nothing  herein  contained  shall be  deemed to authorize  or empower  either  party to act as agent for the other party to this
Agreement,  or to conduct business in the name, or for the account, of the other party to this Agreement.

14.06 Services Not Exclusive.  Nothing in this Agreement shall limit or restrict the  Custodian  from  providing  services to other  parties  that are similar or identical to some or all of the services provided hereunder.

14.07  Invalidity.  Any provision of this  Agreement  which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such  jurisdiction,  be ineffective  to the extent of such  prohibition or unenforceability  without  invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision  consistent with the original intent of the parties.

14.08 Notices.  Any notice  required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered  personally  or by  courier  service,  or  three  days  after  sent by registered or certified mail, postage prepaid,  return receipt requested,  or on the date sent and  confirmed  received by  facsimile  transmission  to the other party's address set forth below:

                  Notice to the Custodian shall be sent to:

                  U.S Bank, N.A.
                  1555 N. River center Dr., MK-WI-S302
                  Milwaukee, WI 53212

                  Attn:  Tom Fuller
                  Phone: 414-905-6118
                  Fax: 866-350-5066

                  and notice to the Trust shall be sent to:

                  Genworth Variable Insurance Trust
                  c/o Genworth Financial Wealth Management, Inc.
                  2300 Contra Costa Boulevard, Suite 600

                                       22

                  Pleasant Hill, CA 94523

                  Attn:  Carrie Hansen
                  Phone: 925-521-2244
                  Fax: 925-521-1050

14.09  Multiple  Originals.  This  Agreement  may be  executed  on  two or  more counterparts,  each of which when so executed  shall be deemed an original,  but such counterparts shall together constitute but one and the same instrument.

14.10 No Waiver. No failure by either party hereto to exercise,  and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof.
The exercise by either party  hereto of any right  hereunder  shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

14.11 References to Custodian.  The Trust shall not circulate any printed matter which contains any reference to Custodian  without the prior written approval of
Custodian,  excepting printed matter contained in the prospectus or statement of additional  information  for the Fund and such  other  printed  matter as merely identifies  Custodian as custodian for the Fund.  The Trust shall submit printed matter requiring approval to Custodian in draft form,  allowing  sufficient time for review by Custodian and its counsel prior to any deadline for printing.

14.12  Insurance.  The Custodian shall maintain a fidelity bond covering larceny and  embezzlement and an insurance policy with respect to directors and officers errors and omissions  coverage,  in amounts that are appropriate in light of its duties and  responsibilities  hereunder.  Upon the  request  of the  Trust,  the
Custodian shall provide  evidence that coverage is in place. The Custodian shall notify the Trust should its  insurance  coverage  with  respect to  professional liability  or errors  and  omissions  coverage  be  reduced  or  canceled.  Such notification shall include the date of cancellation or reduction and the reasons therefore.  The Custodian shall notify the Trust promptly of any material claims against it with respect to services  performed under this Agreement,  whether or not they may be covered by insurance, and shall notify the Trust promptly should the total outstanding  claims made by the Custodian under its insurance coverage materially  impair,  or  threaten  to  materially  impair,  the  adequacy of its coverage.

14.13 Trust Limitations. This Agreement is executed by the Trust with respect to each of the Funds and the  obligations  hereunder  are not binding on any of the trustees,  officers or  shareholders of the Trust  individually  but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund. All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund  basis, and the assets of one Fund shall not be liable for the obligations of another Fund.

14.14 The  Custodian  will  provide the Trust's  Chief  Compliance  Officer with reasonable  access to the  Custodian's  personnel  and  records  related  to the services provided by it under this Agreement.

                                       23

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

GENWORTH VARIABLE INSURANCE TRUST   U.S. BANK NATIONAL ASSOCIATION

By:_______________________________          By:______________________________

Name:_____________________________          Name:____________________________

Title:_____________________________         Title:___________________________

                                       24

                                    EXHIBIT A

                               AUTHORIZED PERSONS

     Set  forth  below  are the names and  specimen  signatures  of the  persons authorized by the Trust to administer the Fund Custody Accounts.

Authorized Persons                 Specimen Signatures

President:
                                   _____________________________________________

Secretary:
                                   _____________________________________________

Treasurer:
                                   _____________________________________________

Vice President:
                                   _____________________________________________

Other:
                                   _____________________________________________

                                   _____________________________________________

                                   _____________________________________________

                                   _____________________________________________

                                   _____________________________________________

                                   _____________________________________________

                                   _____________________________________________

                                   _____________________________________________

                                   _____________________________________________

                                   _____________________________________________

                                       25

                                    EXHIBIT B

                    U.S. Bank Institutional Custody Services
                           Standards of Service Guide

     U.S.  Bank,  N.A.  ("US Bank") is committed to providing  superior  quality service to all  customers  and their agents at all times.  We have compiled this guide as a tool for our clients to determine our standards for the processing of security  settlements,  payment  collection,  and capital  change  transactions.
Deadlines  recited in this guide  represent  the times  required  for US Bank to guarantee processing.  Failure to meet these deadlines will result in settlement at our client's  risk. In all cases,  US Bank will make every effort to complete all processing on a timely basis.

     US Bank is a direct  participant of the Depository Trust Company,  a direct member of the Federal  Reserve Bank of  Cleveland,  and utilizes the Bank of New
York as its agent for ineligible and foreign securities.

     For corporate  reorganizations,  US Bank utilizes SEI's Bond Source,  Kenny
Information  Systems,  Standand & Poor's,  Inc.,  XCITEK, DTC Important Notices,
Capital Changes Daily (CCH) and the Wall Street Journal.

     For bond calls and  mandatory  puts,  US Bank  utilizes  SEI's Bond Source,
Kenny  Information  Systems,  Standard  & Poor's  Corporation,  XCITEK,  and DTC
Important   Notices.   US  Bank  will  not  notify   clients  of  optional   put
opportunities.

     Any  securities  delivered  free to US Bank or its agents  must be received three (3) business  days prior to any payment or  settlement in order for the US
Bank standards of service to apply.

     Should you have any questions  regarding the information  contained in this guide, please feel free to contact your account representative.

               The  information  contained in this Standards of Service Guide is subject  to  change.  Should  any  changes  be made US Bank  will provide  you with an  updated  copy of its  Standards  of Service
               Guide.

                                       26

                      US Bank Security Settlement Standards

Transaction Type              Instructions Deadlines*  Delivery Instructions

DTC                            1:30 P.M. on            DUTCH Participant #2803
                               Settlement Date         Agent Bank ID 27895
                                                       Institutional #________________
                                                       For Account #____________

Federal Reserve Book Entry    12:30 P.M. on            Federal Reserve Bank of Cleveland
                              Settlement Date          for US Bank, N.A. ABA# 042000013
                                                       CINTI/1050
                                                       For Account #_____________

Federal Reserve Book Entry    1:00 P.M. on             Federal Reserve Bank of Cleveland
(Repurchase Agreement         Settlement Date          for US Bank, N.A. ABA# 042000013
Collateral Only)                                       CINTI/1040
                                                       For Account #_____________

PTC Securities                12:00 P.M. on            PTC For Account BYORK
(GNMA Book Entry)             Settlement Date          US Bank / 117612

Physical Securities           9:30 A.M. EST on         Bank of New York
                              Settlement Date          One Wall Street- 3rd Floor - Window A
                              (for Deliveries, by      New York, NY  10286
                              4:00 P.M. on             For account of  US Bank/Cust
                              Settlement Date          #117612
                              minus 1)                 Attn: Donald Hoover

CEDEL/EURO-CLEAR              11:00 A.M. on            Cedel a/c 55021
                              Settlement Date       2  FFC: a/c 387000
                              minus 2                  US Bank /Global Omnibus

                                                       Euroclear a/c 97816
                                                       FFC:  a/c 387000
                                                       US Bank/Global Omnibus

Cash Wire Transfer            3:00 P.M.                US Bank, N.A. Cinti/Trust ABA#
                                                       042000013
                                                       Credit Account #112950027
                                                       Account of  US Bancorp Trust Services
                                                       Further Credit to ___________
                                                       Account # _______________

*  All times listed are Eastern Standard Time.

                                       27

                            USBank Payment Standards

Security Type                             Income                    Principal

Equities                                  Payable Date

Municipal Bonds*                          Payable Date              Payable Date

Corporate Bonds*                          Payable Date              Payable Date

Federal Reserve Bank Book Entry*          Payable Date              Payable Date

PTC GNMA's (P&I)                          Payable Date + 1          Payable Date + 1

CMOs *
     DTC                                  Payable Date + 1          Payable Date + 1
     Bankers Trust                        Payable Date + 1          Payable Date + 1

SBA Loan Certificates                     When Received             When Received

Unit Investment Trust Certificates*       Payable Date              Payable Date

Certificates of Deposit*                  Payable Date + 1          Payable Date + 1

Limited Partnerships                      When Received             When Received

Foreign Securities                        When Received             When Received

*Variable Rate Securities
     Federal Reserve Bank Book Entry      Payable Date              Payable Date
     DTC                                  Payable Date + 1          Payable Date + 1
     Bankers Trust                        Payable Date + 1          Payable Date + 1

          NOTE:  If a payable date falls on a weekend or bank  holiday,  payment will be made on the immediately following business day.

                                       28

                    USBank Corporate Reorganization Standards

Type of Action            Notification to Client    Deadline for        Transaction
                                                    Client              Posting
                                                    Instructions
                                                    to USBank

Rights, Warrants,         Later of 10 business      5 business days     Upon receipt
and Optional              days prior to             prior to
Mergers                   expiration or receipt     expiration
                          of notice

Mandatory Puts            Later of 10 business      5 business days     Upon receipt
with Option to            days prior to             prior to
Retain                    expiration or receipt     expiration
                          of notice

Class Actions             10 business days          5 business days     Upon receipt
                          prior to expiration       prior to
                          date                      expiration

Voluntary Tenders,        Later of 10 business      5 business days     Upon receipt
Exchanges,                days prior to             prior to
and Conversions           expiration or receipt     expiration
                          of notice

Mandatory Puts,           At posting of funds       None                Upon receipt
Defaults,                 or securities received
Liquidations,
Bankruptcies,
Stock Splits,
Mandatory Exchanges

Full and Partial          Later of 10 business      None                Upon receipt
Calls                     days prior to
                          expiration or receipt
                          of notice

          NOTE:  Fractional  shares/par  amounts resulting from any of the above will be sold.

                                       29

                                    EXHIBIT C

                            to the Custody Agreement

                                   Fund Names

              Separate Series of Genworth Variable Insurance Trust

Name of Series                                                        Date Added

Genworth Calamos Growth Fund                                   ___________, 2008
Genworth Columbia Mid Cap Value Fund                           ___________, 2008
Genworth Davis NY Venture Fund                                 ___________, 2008
Genworth Eaton Vance Large Cap Value Fund                      ___________, 2008
Genworth Legg Mason Partners Aggressive Growth Fund            ___________, 2008
Genworth PIMCO StocksPLUS Fund                                 ___________, 2008
Genworth Putnam International Capital Opportunities Fund       ___________, 2008
Genworth Thornburg International Value Fund                    ___________, 2008
Genworth Western Asset Management Core Plus Fixed Income Fund  ___________, 2008

                                       30

                       EXHIBIT D to the Custody Agreement

                                  Fee Schedule

                                 TO BE INSERTED

                            DOMESTIC CUSTODY SERVICES
                        ANNUAL FEE SCHEDULE at __________

                              Exhibit D (continued)

In Addition to Domestic  Custody Fees, the following  Global Custody Fees Apply:
Annual Base Fee: $_____ per portfolio,  Plus any applicable transaction fees and basis point safekeeping fees, as indicated below.

                                       31

                                   EXHIBIT E

                  SHAREHOLDER COMMUNICATIONS ACT AUTHORIZATION

                        GENWORTH VARIABLE INSURANCE TRUST

The Shareholder Communications Act of 1985 requires banks and trust companies to make an effort to permit  direct  communication  between a company  which issues securities and the shareholder who votes those securities.

Unless you  specifically  require  us to NOT  release  your name and  address to requesting companies, we are required by law to disclose your name and address.

Your "yes" or "no" to disclosure  will apply to all  securities  U.S. Bank holds for you now and in the  future,  unless  you  change  your mind and notify us in writing.

______ YES             U.S. Bank is authorized to provide the Trust's name,
                       address and security position to requesting
                       companies whose stock is owned by the Trust.

______ NO              U.S. Bank is NOT authorized to provide the Trust's
                       name, address and security position to requesting
                       companies whose stock is owned by the Trust.

Genworth Variable Insurance Trust

By: __________________________________

Title: ________________________________

Date: ________________________________

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